UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 27, 2007

Date of Report (date of Earliest Event Reported)

EMPIRE ENERGY CORPORATION INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10077	87-0401761
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4500 College Boulevard, Suite 240

(Address of principal executive offices and zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In the period covered by this current report on Form 8-K, the Company entered into two material definitive agreements, as described in detail below. The description of each is wholly qualified in its entirety by reference to the full text of the respective agreement filed as an exhibit hereto.

MR Associates Put and Call Option Agreement

On October 15, 2007, Empire Energy Corporation International entered into a Put and Call Option Agreement with MR Associates, a sole trader that is wholly owned by the chairman of Empire’s board of directors, Mr. Michael Roberts. The option agreement relates to MR Associates’ rights under a special exploration license SEL 5/2005 granted by the Tasmanian government to conduct exploration for oil and natural gas on a plot of land adjacent to the license area held by our subsidiary Great South Land Minerals Limited (“GSLM”). The Exploration License was granted on September 8, 2005 for a term of five years and provides exploration rights for hydrocarbons, (excluding oil shale and coal bed methane) in an area of approximately 13,336 sq. km., covering the majority of the sedimentary basin in the northern part of the island of Tasmania. As consideration to MR Associates for entering into the option agreement, Empire has issued 2.5 million shares of our class A common stock to MR Associates.

Pursuant to the option agreement, each party has an option to require the other party to close the underlying transaction (described below) within the option exercise period of 180 days. The option period is extendable for an additional 180 days at Empire’s discretion upon payment of AUD $500,000 from Empire to MR Associates. Exercise of an option is contingent upon several conditions, each of which is waivable by the party for whose benefit the condition operates, including:

•	Michael Roberts being appointed to the Board of Directors of Empire;

•	Michael Roberts being nominated by Malcolm Bendall to serve as the chair of Empire’s Board of Directors;

•	Empire’s not having appointed any additional directors to its board since the date of the Option Agreement without MR Associates’ written consent, which is not to be unreasonably withheld;

•

Empire having obtained no less than US $15 million (net) in financing, or sufficient financial resources in MR Associates’ discretion, to be used for drilling certain identified wells in the license areas;

•	Empire having appointed Mr. S.A. Sehsuvaroglu or another internationally recognized executive in the oil and gas industry as Chief Executive Officer; and

•	Empire and MR Associates having entered into an agreement providing Michael Roberts a portion of certain net revenues from certain identified drill locations.

Exercise of the put option by MR Associates or the call option by Empire will result in the transfer of all title and interest in the exploration license to Empire and the issue of 17 million shares of class A common stock by Empire to MR Associates. Empire would also agree to include two MR Associates designated wells as part of the first eight exploratory wells that are drilled by GSLM. If the option is exercised, MR Associates will also cancel a certain farm-in agreement to which Empire was a party and which was fully described in and attached as an exhibit to Empire’s registration statement on Form SB-2, filed with the Securities and Exchange Commission on August 2, 2006.

The ability of the Company to make a payment of the 17 million shares is dependent upon shareholder approval of a proposal to increase our authorized number of shares from 300,000 to 600,000 to be voted upon at Empire’s November 15, 2007 Annual Meeting of shareholders. More information may be found in Empire’s proxy statement, a copy of which has been filed with the Securities and Exchange Commission on Schedule 14A.

Malcolm Bendall Compromise Agreement

On September 27, 2007, Empire Energy Corporation International entered into a Compromise Agreement dated September 15, 2007 with Malcolm R. Bendall, the former President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company. The agreement:

(1)	serves as the full and final settlement of approximately $840,000 owed to Mr. Bendall in deferred income and unreimbursed expenses; and

(2)	provides for Mr. Bendall’s employment as a consultant to Empire for a period of five years after the date of the agreement.

As consideration for the cancelled amounts owed and his agreement to serve as a consultant, Mr. Bendall is entitled to:

(1)	sixty monthly installments of $18,000 each, net of United Kingdom taxes; and

(2)	compensation in the form of 5.6 million shares of Empire class A common stock which may, at Mr. Bendall’s discretion, be partially (50%) exchanged for cash within the first year. The agreement permitted Mr. Bendall to elect to receive consideration in the form of shares of Pacific Rim Foods Limited, a wholly owned subsidiary of Empire, based on an auditor’s opinion. Pursuant to the consideration provisions of the agreement, the Company issued to Mr. Bendall 5.6 million shares of Empire class A common stock on October 15, 2007.

Pursuant to the Agreement, Empire has also agreed to indemnify and pay the expenses of Mr. Bendall in connection with certain ongoing litigation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the Compromise Agreement between Empire and Malcolm Bendall, described more fully in response to Item 1.01 above, the Company will pay Mr. Bendall $18,000 per month, net of UK taxes, for a period of sixty months. The installments are scheduled to begin on October 26th , 2007, but the agreement provides that the Company will defer payment of the installments, without penalty, until Empire has completed its first substantial funding following the date of the agreement. In the event of a default on any installment due after a substantial funding occurs, the Company will pay a penalty of 6% per annum, except that such penalty will not apply until Empire has raised at least $15 million in new funding.

The payments serve as compensation for ongoing consulting services and as the settlement of past amounts owed to Mr. Bendall, the former President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company.

Item 8.01	Other Events

A press release dated October 18, 2007 discussing the Put and Call Option Agreement with MR Associates is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Put and Call Option Agreement entered into on October 15, 2007 between Empire Energy Corporation International and MR Associates.

10.2	Compromise Agreement entered into on September 27, 2007 and dated September 15, 2007 between Empire Energy Corporation International and Malcolm R. Bendall.

99.1	Press Release dated October 18, 2007.

[THE SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Date: October 18, 2007	By:	/s/ S.A. Sehsuvaroglu
Mr. S.A. Sehsuvaroglu
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Put and Call Option Agreement entered into on October 15, 2007 between Empire Energy Corporation International and MR Associates.

10.2	Compromise Agreement entered into on September 27, 2007 and dated September 15, 2007 between Empire Energy Corporation International and Malcolm R. Bendall.

99.1	Press Release dated October 18, 2007.